UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 14, 2006

SUMTOTAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50640	42-1607228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1808 North Shoreline Boulevard

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 934-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 15, 2006, SumTotal Systems, Inc. (“SumTotal”) announced it reached resolution with IpLearn, LLC with respect to pending litigation involving alleged patent infringement. As part of a broader settlement agreement among the parties to this matter and in consideration of, among other things, a release from all claims related to this litigation, certain licenses and covenants not to sue, SumTotal has agreed to pay IpLearn $3.5 million over 3 years and to issue 50,000 shares of SumTotal common stock to IpLearn. The settlement agreement was entered into for the primary purpose of resolving contested claims and disputes, as well as avoiding the substantial cost, expenses and uncertainties associated with protracted and complex litigation. The settlement agreement does not contain any finding of fault or admission of wrongdoing or liability on the part of SumTotal. A press release issued by SumTotal regarding the settlement agreement is filed as Exhibit 99.1 hereto.

As a result of the settlement, SumTotal will record a one-time charge for this settlement in its financial statements for the period ended December 31, 2005.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1    Press release of SumTotal Systems dated March 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SumTotal Systems, Inc.

By:	/s/ Erika Rottenberg
Erika Rottenberg Senior Vice President, General Counsel & Secretary

Date: March 15, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of SumTotal Systems dated March 15, 2006